U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2005

COMMISSION FILE NUMBER: 333-87968

KNIGHT FULLER, INC.

(Exact name of registrant as specified in its charter)

Delaware

45-0476087

(State or jurisdiction of incorporation

 (I.R.S. Employer I.D.)

 or organization)

4020 Moorpark Road, Suite 108

San Jose, California

   95117

_______________________________

___________

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number:

(408) 247-9955

______________________________________________________

(Former name or former address, if changed since last report)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 15, 2005, the company and its subsidiary, PayCell, Inc., entered into a restated and amended agreement with its parent company, Celtron International, Inc., Celtron’s subsidiary, Orbtech Holdings, Ltd., and Orbtech’s subsidiary, CreditPipe (Pty) Ltd., which modified and replaced the agreements formerly entered into between the parties on September 10, 2004 and November 1, 2004, and the license agreement between the parties entered into May 16, 2004, as modified on November 1, 2004, and resulted in Knight Fuller’s acquisition of 100% of the common stock of CreditPipe, in exchange for the sum of $423,000 in cash.

The agreement attributes Knight Fuller’s financial payments to CreditPipe of  approximately $250,000 as payment for fees for research and development performed by CreditPipe.

Item 5.01 Changes in Control of Registrant

As part of the amended and restated agreement, Celtron’s position in Knight Fuller is reduced to 700,000 common shares.

Item 7. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

It is not practical to file pro forma financial statements at this time.  The company will file such statements within 60 days.

(b) Pro forma Financial Information.

It is not practical to file pro forma financial statements at this time.  The company will file such statements within 60 days.

(c) Exhibits

Exhibit 10.16:

Amended and Restated Agreement between Knight Fuller, Inc. and PayCell, Inc., and Celtron International, Inc., Orbtech (Pty) Ltd., and CreditPipe (Pty) Ltd., dated February 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2005

Knight Fuller, Inc.

By:   Stephen Hallock

_____________________________

Stephen Hallock, Secretary/Director